Exhibit 99.1

Bristol Myers Squibb to Acquire MyoKardia for $13.1 Billion in Cash

Mavacamten Is a Potential First-in-Class Medicine with Compelling Data in the

Treatment of Patients with Symptomatic Obstructive Hypertrophic Cardiomyopathy

Mavacamten Will Be a Medium- and Long-Term Growth Driver Presenting a

Significant Commercial Opportunity upon Approval

Promising Portfolio of Pipeline Candidates Strengthens and Extends

Bristol Myers Squibb’s Leading Cardiovascular Franchise

Expected to be Accretive to Non-GAAP Earnings Starting in 2023

NEW YORK & BRISBANE, CA, October 5, 2020 – Bristol Myers Squibb (NYSE: BMY) and MyoKardia, Inc. (Nasdaq: MYOK) today announced a definitive merger agreement under which Bristol Myers Squibb will acquire MyoKardia for $13.1 billion, or $225.00 per share in cash. The transaction was unanimously approved by both the Bristol Myers Squibb and MyoKardia Boards of Directors and is anticipated to close during the fourth quarter of 2020.

MyoKardia is a clinical-stage biopharmaceutical company discovering and developing targeted therapies for the treatment of serious cardiovascular diseases. Through the transaction, Bristol Myers Squibb gains mavacamten, a potential first-in-class cardiovascular medicine for the treatment of obstructive hypertrophic cardiomyopathy (“HCM”), a chronic heart disease with high morbidity and patient impact. A New Drug Application (“NDA”) for mavacamten for the treatment of symptomatic obstructive HCM – based on data from the EXPLORER-HCM study – is expected to be submitted to the U.S. Food and Drug Administration (“FDA”) in the first quarter of 2021. Bristol Myers Squibb expects to explore the full potential of mavacamten in additional indications, including non-obstructive HCM, as well as develop MyoKardia’s promising pipeline of novel compounds, including two clinical-stage therapeutics: danicamtiv (formerly MYK-491) and MYK-224.

“The acquisition of MyoKardia further strengthens our portfolio, pipeline and scientific capabilities, and is expected to add a meaningful medium- and long-term growth driver,” said Giovanni Caforio, M.D., Board Chair and Chief Executive Officer of Bristol Myers Squibb. “We are further strengthening our outstanding cardiovascular franchise through the addition of mavacamten, a promising medicine with the potential to address a significant unmet medical need in patients with cardiovascular disease. Our companies share a commitment to innovation and bold science, and our respective strengths will help us realize the value inherent in this portfolio. We have long admired MyoKardia and what they have done to revolutionize cardiovascular treatments through a precision medicine approach. We look forward to welcoming their talented team to our company.”

“MyoKardia was formed eight years ago with the aim of changing the world for people with serious cardiovascular diseases through bold and innovative science. Since then, MyoKardia’s dedicated employees have established an unparalleled pipeline of targeted therapeutics designed to change the course of disease and return the heart to normal function,” said Tassos Gianakakos, Chief Executive Officer of MyoKardia. “Bristol Myers Squibb shares our vision for transforming the treatment of cardiovascular disease. They value our team and the potential of our platform and, most importantly, share our unwavering commitment to placing patients at the center of everything we do. Together, our complementary strengths and expanded resources and reach will further accelerate the pace at which we can discover, develop and commercialize our novel medicines for the benefit of people suffering from cardiovascular disease around the world.”

Compelling Benefits

Bristol Myers Squibb expects the transaction, when complete, to:

•

Further strengthen the company’s outlook with the addition of mavacamten, which has significant commercial potential in the lead indication, obstructive HCM, and upside in additional future indications, including non-obstructive HCM.

With the high unmet medical need in obstructive HCM, mavacamten can be a significant medium- and long-term growth driver. Mavacamten demonstrated clinically meaningful results in the pivotal Phase 3 EXPLORER-HCM trial, meeting the primary and all secondary endpoints, and showed meaningful improvements in symptoms, functional status and quality of life by reducing the obstruction of blood flow from the heart. This potential first-in-class medicine, for which an NDA is expected to be submitted to the FDA in the first quarter of 2021, may help to change the course of the disease.

•	Accelerate the expansion of Bristol Myers Squibb’s cardiovascular portfolio.

Bristol Myers Squibb has established Eliquis® (apixaban) as the #1 oral anticoagulant globally with a best-in-class profile, driven by leading commercial execution. Mavacamten will be a fully owned asset that fits well into Bristol Myers Squibb’s existing portfolio, given the company’s broad expertise in cardiovascular disease. Through this acquisition, Bristol Myers Squibb gains MyoKardia’s critical talent and capabilities on the U.S. West Coast, which will support fully realizing the opportunity in obstructive HCM and exploring the full potential of mavacamten in additional indications. Bristol Myers Squibb will also be well positioned to advance the global development of MyoKardia’s portfolio of clinical- and early-stage pipeline candidates, while continuing to advance its existing Factor XIa inhibitor program.

•	Deliver significant financial benefits.

The transaction is expected to add a significant growth driver during the medium- to long-term. It is expected to be minimally dilutive to Bristol Myers Squibb’s non-GAAP earnings per share (EPS) in 2021 and 2022 and accretive beginning in 2023. Bristol Myers Squibb reaffirms its existing 2021 non-GAAP EPS guidance range. There is no reliable estimable comparable GAAP measure as described below.

Transaction Terms and Financing

Under the terms of the merger agreement, a subsidiary of Bristol Myers Squibb will promptly commence a tender offer to acquire all of the outstanding shares of MyoKardia’s common stock for $225.00 per share in cash. MyoKardia’s Board of Directors unanimously recommends that MyoKardia shareholders tender their shares in the tender offer.

The transaction is subject to customary closing conditions, including the tender of a majority of the outstanding shares of MyoKardia’s common stock and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Following the successful closing of the tender offer, Bristol Myers Squibb will acquire all remaining shares of MyoKardia that are not tendered into the tender offer through a second-step merger at the same price of $225.00 per share.

Bristol Myers Squibb expects to finance the acquisition with a combination of cash and debt.

About Hypertrophic Cardiomyopathy

Hypertrophic cardiomyopathy, or HCM, is a chronic, progressive disease in which excessive contraction of the heart muscle and reduced ability of the left ventricle to fill can lead to the development of debilitating symptoms and cardiac dysfunction. HCM is estimated to affect one in every 500 people.

The most frequent cause of HCM is mutations in the heart muscle proteins of the sarcomere. In approximately two-thirds of HCM patients, the path followed by blood exiting the heart, known as the left ventricular outflow tract (LVOT), becomes obstructed by the enlarged and diseased muscle, restricting the flow of blood from the heart to the rest of the body (obstructive HCM). In other patients, the thickened heart muscle does not block the LVOT, and their disease is driven by diastolic impairment due to the enlarged and stiffened heart muscle (non-obstructive HCM). In either obstructive or non-obstructive HCM patients, exertion can result in fatigue or shortness of breath, interfering with a patient’s ability to participate in activities of daily living. HCM has also been associated with increased risks of atrial fibrillation, stroke, heart failure and sudden cardiac death.

There are currently approximately 160,000 to 200,000 people diagnosed with symptomatic obstructive HCM across the U.S. and EU, with no existing effective treatment options beyond limited symptomatic relief. Patients are typically diagnosed in their 40s or 50s and the treatment is expected to be chronic. It is estimated that only approximately 25 percent of individuals with obstructive HCM and only approximately 10 percent of individuals with non-obstructive HCM have received a diagnosis.

Conference Call

At 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time today, Bristol Myers Squibb will host a conference call and a simultaneous webcast to discuss the transaction. A live webcast of the call can be accessed at Bristol Myers Squibb’s Investors page at bms.com/investors. Please connect to the website at least 15 minutes prior to the start of the call to allow adequate time for any software download that may be required. Alternatively, please call (877) 658-9096 (U.S.) or (602) 563-8733 (international) and dial the conference ID 9697843 to access the call.

Telephone replay will be available approximately three hours after the call until 11:30 a.m. ET on October 19, 2020. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international) and dial the conference ID 9697843. The webcast will be archived on bms.com/investors.

Advisors

Gordon Dyal & Co., LLC is serving as exclusive financial advisor to Bristol Myers Squibb, and Kirkland & Ellis LLP is serving as legal counsel. Centerview Partners LLC and Guggenheim Securities are acting as joint financial advisors to MyoKardia and Goodwin Procter LLP is serving as legal counsel.

About Bristol Myers Squibb

Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook, and Instagram.

About MyoKardia

MyoKardia is a clinical-stage biopharmaceutical company discovering and developing targeted therapies for the treatment of serious cardiovascular diseases. The company is pioneering a precision medicine approach to its discovery and development efforts by 1) understanding the biomechanical underpinnings of disease; 2) targeting the proteins that modulate a given condition; 3) identifying patient populations with shared disease characteristics; and 4) applying learnings from research and clinical studies to inform and guide pipeline growth and product advancement. MyoKardia’s initial focus is on small molecule therapeutics aimed at the proteins of the heart that modulate cardiac muscle contraction to address diseases driven by excessive contraction, impaired relaxation, or insufficient contraction. Among its discoveries are three clinical-stage therapeutics: mavacamten (formerly MYK-461); danicamtiv (formerly MYK-491) and MYK-224.

MyoKardia’s mission is to change the world for people with serious cardiovascular disease through bold and innovative science.

Additional Information and Where to Find It

The tender offer referred to in this document has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Bristol Myers Squibb and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Bristol Myers Squibb will cause its acquisition subsidiary to file with the SEC a tender offer statement on Schedule TO and MyoKardia will file a solicitation/recommendation statement on Schedule 14D-9. INVESTORS AND MYOKARDIA STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 THAT WILL BE FILED BY MYOKARDIA WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE CONSIDERED BY MYOKARDIA’S INVESTORS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be available at no charge on the SEC’s website: www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge at www.bms.com or by directing a request to Bristol Myers Squibb, Office of the Corporate Secretary, 430 East 29th Street, 14th Floor, New York, New York 10154-0037. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all stockholders of MyoKardia free of charge at www.myokardia.com or by contacting MyoKardia at ir@myokardia.com, telephone number 650-351-4690.

In addition to the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, Bristol Myers Squibb and MyoKardia file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Bristol Myers Squibb or MyoKardia at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Bristol Myers Squibb’s and MyoKardia’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov. INVESTORS AND MYOKARDIA’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Cautionary Statement Regarding Forward Looking Statements

This report contains “forward-looking statements” relating to the acquisition of MyoKardia by Bristol Myers Squibb and the development and commercialization of certain biological compounds. Such forward-looking statements are generally identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks are (i) that there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement and (iii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction. The actual financial impact of this transaction may differ from the expected financial impact described in this report. In addition, the compounds described in this report are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in this report should be evaluated together with the many uncertainties that affect Bristol Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2019, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in MyoKardia’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports filed on Form 10-Q with the SEC, as well as other documents that may be filed by MyoKardia from time to time with the SEC. Neither Bristol Myers Squibb nor MyoKardia undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Use of Non-GAAP Financial Information and Financial Guidance

This release contains non-GAAP financial guidance, which is adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These non-GAAP items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. Non-GAAP information is intended to portray the results of the company’s baseline performance, supplement or enhance management, analysts and investors overall understanding of the company’s underlying financial performance and facilitate comparisons among current, past and future periods. For example, non-GAAP earnings and EPS information are indications of the company’s baseline performance before items that are considered by us to not be reflective of the company’s ongoing results. In addition, this information is among the primary indicators that we use as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting for future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted EPS prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

There is no reliable or reasonably estimable comparable GAAP measure for this non-GAAP financial guidance because we are not able to reliably predict the impact of specified items beyond 2020. As a result, reconciliation of this non-GAAP measure to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on our future GAAP results.

In addition, the non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and divestitures and any specified items that have not yet been identified and quantified. The guidance also excludes macro-economic effects due to the COVID-19 pandemic that are not yet quantifiable. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

Contacts

Bristol Myers Squibb

Media:

media@bms.com

609-252-3345

Investors:

Tim Power, 609-252-7509, timothy.power@bms.com

Nina Goworek, 908-673-9711, nina.goworek@bms.com

MyoKardia

Michelle Corral

Executive Director, Corporate Communications and Investor Relations

MyoKardia, Inc.

650-351-4690

ir@myokardia.com

Hannah Deresiewicz (investors)

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com

Julie Normart (media)

W2O

628-213-3754

jnormart@w2ogroup.com